U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report ...........May 12, 1998


                            Earth Sciences, Inc.
            (Exact name of registrant as specified in its charter)

 Colorado                           0-6088                        84-0503749
             (State of incorporation)       (Commission File Number)
                      (IRS Employer Identification No.)

               910 12th Street, Golden, Colorado        80401
         (Address of principal executive offices, including Zip Code)

   (Registrant's telephone number, including area code):   (303) 279-7641


Item 5.  Other Events.

Following is a portion of a Press Release made by Registrant on May 12, 1998:

  "Earth Sciences Completes Acquisition of ADA Environmental Solutions LLC
                                   -------
Company achieves unique vertical integration in industrial pollution control market

Golden, CO -- Earth Sciences, Inc. (Nasdaq: ESCI), today reported that it has acquired the remaining 49% interest in ADA Environmental Solutions LLC (ADA) through the issuance of approximately 1,715,000 of its common shares. ESCI's initial 51% interest was purchased in 1997 by payments to ADA totaling $2,500,000. At that time ESCI obtained the option to acquire the remaining 49%. Michael D. Durham of ADA was elected to the ESCI Board of Directors in 1997 as part of the transaction.

"We believe ADA can capture a significant portion of the mushrooming utility and industrial flue gas conditioning market with its nontoxic conditioner which offers both technical and economical advantages over the hazardous chemicals currently being used. And ESCI's Calgary plant can provide ADA with purified phosphoric acid (PPA), the main chemical ingredient in the process," Mark McKinnies, ESCI president stated.

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According  to McKinnies, up to 600 coal-fired boilers will switch to  low-sulfur coal by the year 2000 to conform to the 1990 Clean Air Act amendments. Doing so creates the need to add new technology such as that provided by ADA to remove the increased particulate emissions associated with low-sulfur coal from flue gases."


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Earth Sciences, Inc.
                                        -----------------------
                                           (Registrant)

                                        /s/  Mark H. McKinnies
Date:  May 20, 1998                          --------------------------------
----------------
                                        Mark H. McKinnies, President


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